Exhibit 99.1

iTeos Reports Third Quarter 2020 Financial Results and Provides Business Update

-	Patient enrollment in Phase 1/2 studies of EOS-850 A2AR antagonist and EOS-448 FCgR-enabled anti-TIGIT antibody continues with initial data expected in 1H21 -

-	Strong cash position to support ongoing clinical development and operations into 2023 -

Cambridge, MA and Gosselies, Belgium – November 12, 2020 -- iTeos Therapeutics, Inc. (Nasdaq: ITOS), a clinical-stage biopharmaceutical company pioneering the discovery and development of a new generation of highly differentiated immuno-oncology therapeutics for patients, today reported financial results for the third quarter ended September 30, 2020 and provided recent business highlights.

“We are focused on advancing our two lead candidates, EOS-850, our adenosine A2A receptor antagonist, and EOS-448, our TIGIT antagonist, both now in Phase 1/2a clinical development, toward initial data readouts in the first half of 2021,” said Michel Detheux, PhD, President and Chief Executive Officer of iTeos. “While we have faced some challenges due to the unpredictable nature of the evolving COVID-19 pandemic, our data readout timelines remain on track and we are building our team and competencies to support our ongoing clinical trials. In addition to our clinical efforts, we also continue to perform rigorous preclinical evaluations to identify potential novel product candidates that will contribute to the further growth of our pipeline.  As we continue to advance our efforts to discover and develop highly differentiated immune-oncology therapeutics, we now expect to nominate a new drug product candidate before the end of 2021.”

Pipeline Highlights

EOS-850: Designed as a highly selective small molecule antagonist of the adenosine A2A receptor, or A2AR, to inhibit the adenosine pathway, a key driver of immunosuppression in the tumor microenvironment across a broad range of tumors.

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Enrollment continues in Phase 1/2a clinical trial in adult patients with advanced solid tumors: The multi-arm Phase 1/2a clinical trial of EOS-850 trial in adult patients with advanced solid tumors is ongoing. In addition to the single-agent cohort, dosing has also commenced in the second cohort evaluating EOS-850 in combination with pembrolizumab. The COVID-19 pandemic has resulted in the Company experiencing enrollment delays for its third cohort evaluating EOS-850 in combination with chemotherapy. The Company is now opening additional sites in the U.S., France, Spain and South Korea to support continued enrollment and expects to dose the first patient in the chemotherapy cohort by the end of 2020. The Company remains on-track to report initial single-agent and combination data in the first half of 2021.

EOS-448: Antagonistic antibody specifically designed to target TIGIT (T-cell immunoreceptor with Ig and ITIM domains), a checkpoint with multiple mechanisms leading to immunosuppression. EOS-448 was also selected to engage the Fc gamma receptor, or FcgR, to promote antibody-dependent cellular cytotoxicity, or ADCC, activity.

iTeos and iTeos logo are trademarks of iTeos Therapeutics Inc.

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Patient enrollment continues in Phase 1/2a clinical trial: The dose escalation portion of the Phase 1/2a clinical trial of EOS-448 in multiple advanced solid tumors is ongoing. Initial safety and efficacy data are expected to be reported in the first half of 2021. Following the completion of the dose escalation and determination of the recommended Phase 2 dose, we plan to evaluate EOS-448 in combination with an anti-PD-1 antibody and other standard of care therapies or EOS-850 in specific tumor types.

Preclinical programs: The Company continues to progress research programs focused on additional targets that complement its A2AR and TIGIT programs. The Company is optimizing its screening and selection process to identify potential product candidates and expects to nominate an additional product candidate for Investigational New Drug, or IND, enabling studies before the end of 2021.

Corporate Updates

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Publication in Molecular Cancer Therapeutics: An article on the multiple mechanisms of action of anti-TIGIT antagonistic antibodies highlighting our work in the field and the properties of EOS-448 was accepted for publication in Molecular Cancer Therapeutics.

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Completed Initial Public Offering (IPO) raising $229.7 million in gross proceeds: As previously announced in July 2020, the Company completed its initial public offering of 10,586,316 shares of common stock at a public offering price of $19.00 per share. In August 2020, the underwriters exercised their option to purchase an additional 1,505,359 shares.

Third Quarter 2020 Financial Results

•	Cash Position: The Company’s cash and cash equivalent position was $340.0 million as of September 30, 2020, as compared to $19.9 million as of December 31, 2019.
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Research and Development (R&D) Expenses: R&D expenses were $8.7 million for the quarter ended September 30, 2020, as compared to $5.0 million for the third quarter of 2019. The increase was primarily due to an increase in activities related to clinical trials for EOS-850 and EOS-448.

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General and Administrative (G&A) Expenses: G&A expenses were $4.8 million for the quarter ended September 30, 2020, as compared to $2.7 million for the third quarter of 2019. The increase was primarily due to an increase in payroll and related costs in the third quarter of 2020.

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Net Loss: Net loss attributable to common shareholders was $11.7 million, or a net loss of $0.48 per basic and diluted share, for the quarter ended September 30, 2020, as compared to $8.0 million, or a net loss of $43.03 per basic and diluted share, for the third quarter of 2019.

About iTeos Therapeutics, Inc.

iTeos Therapeutics is a clinical-stage biopharmaceutical company pioneering the discovery and development of a new generation of highly differentiated immuno-oncology therapeutics for patients. iTeos Therapeutics leverages its deep understanding of the tumor microenvironment and immunosuppressive pathways to design novel product candidates with an aim to improve the clinical benefit of oncology therapies. The innovative pipeline includes two clinical-stage programs targeting novel, validated immuno-oncology pathways designed to build on prior learnings in the field to have differentiated pharmacological and clinical profiles. The most advanced product candidate, EOS-850, is designed as a highly selective small molecule antagonist of the adenosine A2AR, in the adenosine pathway, a key driver of immunosuppression in the tumor microenvironment across a broad range of tumors. EOS-850 is being investigated in an open-label multi-arm Phase 1/2a clinical trial in adult cancer patients with advanced solid tumors and encouraging preliminary single-agent activity was observed in the dose escalation portion of the trial. The lead antibody product candidate, EOS-448, is an antagonist of TIGIT, a checkpoint with multiple mechanisms leading to immunosuppression. EOS-448 was also selected to engage FcγR, to promote ADCC activity. An open-label Phase 1/2a clinical trial of EOS-448 was initiated in adult cancer patients with advanced solid tumors. iTeos Therapeutics is headquartered in Cambridge, MA with a research center in Gosselies, Belgium.

iTeos and iTeos logo are trademarks of iTeos Therapeutics Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 and other federal securities laws, including express or implied statements regarding iTeos’ future expectations, plans and prospects, which are based on currently available information. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future financial condition, future operations, prospects, plans, objectives of management and expected growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as ‘‘aim,’’ ‘‘anticipate,’’ ‘‘assume,’’ ‘‘believe,’’ ‘‘contemplate,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘design,’’ ‘‘due,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘goal,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘objective,’’ ‘‘plan,’’ ‘‘predict,’’ ‘‘positioned,’’ ‘‘potential,’’ ‘‘seek,’’ ‘‘should,’’ ‘‘target,’’ ‘‘will,’’ ‘‘would’’ and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology and similar expressions that constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the initiation, timing, progress and results of our current and future clinical trials and current and future preclinical studies of our product candidates, including our clinical trials of EOS-850, our clinical trials of EOS-448 and of our research and development programs; uncertainties inherent in clinical studies and in the availability and timing of data from ongoing clinical trials; the enrollment of our ongoing clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial; whether results from preclinical studies or earlier clinical studies will be predictive of the results of future clinical trials; our ability to successfully establish or maintain collaborations or strategic relationships for our product candidates; the expected timing for submissions for regulatory approval or review by governmental authorities; the composition of our board of directors;  our financial performance; whether our cash resources will be sufficient to fund our foreseeable and unforeseeable operating expenses and capital expenditure requirements; risks, uncertainties and assumptions regarding the impact of the continuing COVID-19 pandemic on our business, operations, strategies and anticipated timelines, including mitigation efforts and economic effects, including but not limited to our preclinical studies and future clinical trials; and our plans to develop and commercialize our current product candidates and any future product candidates and the implementation of our business model and strategic plans for our business, current product candidates and any future product candidates, and other risks concerning iTeos’ programs and operations that are described in additional detail in our Quarterly Report on Form 10-Q and our other filings made with the Securities and Exchange Commission from time to time. Although our forward-looking statements reflect the good faith judgment of management, these statements are based solely on facts and circumstances currently known to iTeos. As a result, you are cautioned not to rely on these forward-looking statements.  Any forward-looking statement made in this press release speaks only as of the date on which it is made.  iTeos undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise.

For further information, please contact:

Investor Contacts:

Sarah McCabe, Zofia Mita
Stern Investor Relations, Inc.
+ 1 212 362 1200
iTeos@sternir.com

Media Contacts:
Amber Fennell, Paul Kidwell
Consilium Strategic Communications
+44 203 709 5700
iteos@consilium-comms.com

iTeos and iTeos logo are trademarks of iTeos Therapeutics Inc.